                                                                    EXHIBIT 10.3
                                                                Redacted Version


                         CURRENT NEWS LICENSE AGREEMENT

              AGREEMENT dated as of March 20, 1998, and made in New York, New York, between PRESS ASSOCIATION, INC. ("PA"), a wholly owned subsidiary of The Associated Press, a New York corporation with offices at 50 Rockefeller Plaza, New York, New York 10020, and NewsReal Inc.("SUBSCRIBER"), a Delaware corporation with offices at 1199 North Fairfax, Alexandria, Virginia 22314.


       I.     Grant

              PA hereby grants to SUBSCRIBER a non-exclusive license to electronically market news distributed by The Associated Press, its subsidiary PA, Kyodo World Service, Canadian Press and Federal Document Clearing House (jointly referred to as the "Agencies") through AP SERVICES as defined in Attachment A (the "Service"). This grant is to market information supplied on the Service only to Users, as defined in IV.A., to SUBSCRIBER's electronic news delivery system called NewsReal, as defined in Attachment B (the "System"), and upon the terms contained in this Agreement, except that PA reserves to itself the exclusive right to permit such use by, and SUBSCRIBER shall be prohibited from distributing to, news organizations. For this purpose, the term "news organization" shall include The Associated Press, United Press International, Reuters, Agence France Presse, its and their employees, subsidiaries and affiliates and any other person or entity engaged in distribution of news and information principally to Users which are engaged in whole or in part in the business of publication or broadcasting.

              Notwithstanding the foregoing, SUBSCRIBER shall submit to PA the form provided in Attachment C for approval of marketing arrangements promoting and distributing the System containing the Service, such as links between the System and third party sites, provided that (i) neither SUBSCRIBER nor any party to any such arrangements resells the Service; (ii) any such arrangements do not point directly to the Service or otherwise create a unique area displaying exclusively the Service; and (iii) the Service remains within the System in connection with any such arrangements.


         "[*]"=omitted, confidential material, which material has been seperately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

       II.    PA Representations and Warranties

              A. The Service to be utilized by SUBSCRIBER shall be delivered to SUBSCRIBER's computer center at _________________. SUBSCRIBER shall be responsible for obtaining, installing and maintaining at SUBSCRIBER's expense such equipment as may be required for it to make use of the Service and distribute that information to its Users;

              B. When supplied to SUBSCRIBER, the information shall be correct and complete to the best of PA's the Agencies' knowledge and belief; and

              C. PA and the Agencies have the rights and licenses necessary to transmit to SUBSCRIBER the information contained in the Service.

              D. PA and the Agencies agree that all promotion and advertising of its services in which there is reference to SUBSCRIBER or SUBSCRIBER's System shall be subject to the review and written approval of SUBSCRIBER before release.


       III.   SUBSCRIBER Representations, Warranties and Covenants

              A. Information provided by PA and used by SUBSCRIBER shall bear the Associated Press (AP), Kyodo (KNI), Canadian Press (CP), and other logotypes, as provided in the Service, and a copyright and reservation-of-rights notice (which shall include a prohibition against republication or redistribution as provided by PA in Attachment A-1 hereto) when the information is released by SUBSCRIBER and which shall be displayed when a User accesses the Service. In addition, a copyright notice shall be displayed on each piece of the Service that goes to a User;

              B. SUBSCRIBER shall not alter the editorial content or substance of the Service without the specific authority of PA as the representative of the Agencies and all material supplied by PA hereunder shall reside only in computers owned or leased by SUBSCRIBER;

              C. SUBSCRIBER shall not furnish the Service to any person or entity which has not agreed electronically or in writing to the following limitations and exclusions of liability:

                     (i) that such a person or entity shall not, directly or indirectly, publish, broadcast or distribute PA information in any medium, except that corporate, governmental and institutional Users may use portions of the Service for internal printed communications and memoranda;

                     (ii) that such person or entity shall not store all or any portion of the Service in any permanent form, whether archival files, computer-readable files or any other medium;

                     (iii) that the Agencies shall not be liable in any way to the SUBSCRIBER or any third party or to any other person who may receive information in the Service, or to any other person whatsoever, for any delays, inaccuracies, errors or omissions therefrom or in the transmission or delivery of all or any part thereof or for any damage arising therefrom or occasioned thereby; and

                     (iv) that, in no event, shall the Agencies be liable for any direct, consequential, punitive, special or any other damages arising in any way from the availability of the Service regardless of the form of action, whether contract or tort;

              D. SUBSCRIBER agrees that all promotion and advertising of its services in which there is reference to the Service or the Agencies shall be subject to the review and written approval of PA before release;

              E. SUBSCRIBER shall not build archival files using the Service or any portion thereof. No individual portion of the Service, or the entire Service, shall be held in SUBSCRIBER's computers or stored in another medium for more than fourteen (14) days;

              F. SUBSCRIBER shall, upon receipt from PA or The Associated Press of a "kill," "elimination," "withheld," or "correction" directive, purge and, if applicable, replace affected material and notify Users of the changed status of the affected material. Any materials subject to a "corrective" from PA or The Associated Press shall be prominently noted as subject to a corrective (with instructions as to access to the applicable corrective article) or shall be linked electronically to the corrective article itself when Users access material subject to a corrective;

              G. Information from the Service shall be used only in SUBSCRIBER's System and released only to Users to the System and only in accordance with the terms of this Agreement. Should SUBSCRIBER expand or otherwise modify the System, use of materials in the Service in such expanded or modified system must have prior written approval from PA;

              H. SUBSCRIBER shall provide the Service to all of its Users and shall offer it to its potential Users except where prohibited herein; and

       IV.    Payment

              A. SUBSCRIBER shall pay to PA the greater of a Fee of $ [*] or monthly royalties (the "Royalties") of $ [*] over [*] each month. Royalties are based on the total number of Visits to the System each month.

                 For purposes of this Agreement, one Visit is defined as ten
(10) pages delivered to browsers such as, but not limited to Netscape Navigator or Microsoft Explorer.

                 For purposes of this Agreement, a "User" shall be defined as an individual who is granted access to the System.

              B. If, at any point during the term of this Agreement, SUBSCRIBER makes available the Service or parts of the Service, except for headlines, in a User's electronic mail box by the use of keyword or similar pre-definable item selection, SUBSCRIBER shall impose a fee to its Users for using this feature and shall pay PA a royalty equal to [*] of the fee received by SUBSCRIBER from its Users for using this feature.

              C. If, at the end of the first year of this Agreement or during any subsequent year of this Agreement, SUBSCRIBER's NewsReal ceases to exist as a system, SUBSCRIBER may terminate the balance of this agreement by paying PA an amount equal to six (6) months' total of the monthly Fee as calculated for the six-month period just ended;

              D. The Fee shall be due and payable by the fifteenth (15th) day of the month for which the Fee is charged, and Royalties shall be due and payable by the fifteenth (15th) day after the close of the month in which the Royalties are earned. SUBSCRIBER shall deliver to PA with each Royalty payment a list of SUBSCRIBER's Users and monthly usage figures for access to the Service. Any payment which is late shall be subject to an interest charge of the lower of one percent per month or the maximum rate permitted by law. All payments shall be exclusive of taxes required to be charged SUBSCRIBER except taxes based upon PA's net income;


                      * Confidential Treatment Requested

              E. The Fee shall be increased once a year by each General Assessment Increase ordered by The Associated Press Board of Directors. Such increase shall not exceed [*] percent ([*]%) in any two-year period.
Notice of such increases shall be given to SUBSCRIBER no later than 45 days before such increases are to take effect;

              F. SUBSCRIBER shall maintain books and records accurately reflecting all matters affecting Royalties due to PA. PA, by its duly authorized representative, shall have the right, at reasonable times and upon reasonable notice to SUBSCRIBER, to inspect and audit such books and records to verify the accuracy of any statement. If any inspection shall disclose any error of whatever amount, the parties shall promptly adjust the same.

       V.     PA Password

              SUBSCRIBER shall provide to PA an identification number, password and any necessary equipment or software required to permit access to the Service in SUBSCRIBER's System.


       VI.    Term and Termination


              A. Unless earlier terminated as hereinafter provided, this Agreement shall take effect on April 1, 1998, or the first date upon which PA provides the Service to SUBSCRIBER under this Agreement, but in no event later than sixty (60) days after April 1, 1998, and shall continue for a period of two
(2) years thereafter. It shall automatically continue thereafter for further terms of one (1) year each, until either party delivers to the other written notice of termination not less than sixty (60) days prior to the end of the then-current term.

              B. PA may, upon ninety (90) days' written notice to SUBSCRIBER, terminate this Agreement as of any time after December 31, 1998 if PA determines that it will not, by itself or with any other party, offer a service substantially similar to the Service with respect to any unexpired portion of the term of this Agreement.

              C. Upon any material breach or material default of this Agreement by either party, the other party may give notice of such breach or default and, unless such breach or default shall be cured within thirty (30) days after delivery of such notice (or ten (10) days in the case of the failure of SUBSCRIBER to pay Fees and Royalties described in paragraph IV on the dates set forth therein), then, without limiting any other remedy


                      * Confidential Treatment Requested
available at law or equity to the non-breaching party consistent with the terms of the Agreement particularly paragraph VII, that party may terminate this Agreement by delivery of a notice of termination at any time thereafter before such breach or default has been cured.

              D. If either party hereto files a petition under any chapter of the Bankruptcy Code, as amended, or for the appointment of a receiver, or if an involuntary petition in bankruptcy is filed against such party and said petition is not discharged within thirty (30) days, or if either party ceases to pay its debts as they fall due or becomes insolvent or makes a general assignment for the benefit of its creditors, or if the business or property of either party shall come into the possession of its creditors or of any governmental agency or of a receiver, then, in any such case and notwithstanding any other provisions of this Agreement, the other party hereto may at its option terminate this Agreement upon written notice to the other party.

              E. Upon termination, SUBSCRIBER shall immediately cease all use of information provided hereunder and shall remove said information from its computer data base.

              F. In the event that SUBSCRIBER issues a purchase order to PA for purposes related to this Agreement, such purchase order will be supplementary to this Agreement and in all instances this Agreement shall be the controlling document in defining the terms and conditions agreed to by the parties.


       VII.   Limitation of Liability; Indemnities

              A. PA and the Agencies shall use their best efforts to insure the accuracy of its information. PA and the Agencies do not, however, guarantee the sequence, accuracy or completeness of any such material and shall not be liable in any way to SUBSCRIBER, its Users or any third parties or to any other person who may use the information or to whom the information may be furnished, or to any other person whatsoever, for any delays, inaccuracies, errors or omissions therefrom or in the transmission or delivery of all or any part thereof or for any damage arising therefrom or occasioned thereby. EXCEPT AS STATED IN PARAGRAPH VII B BELOW, IN NO EVENT SHALL PA OR THE ASSOCIATED PRESS OR THE AGENCIES BE LIABLE TO SUBSCRIBER FOR ANY DIRECT, CONSEQUENTIAL, PUNITIVE, SPECIAL, OR ANY OTHER DAMAGES ARISING FROM THE AVAILABILITY OF THE INFORMATION, REGARDLESS OF THE FORM OF ACTION WHETHER CONTRACT OR TORT.

              B. (i) Either party, at its expense, will defend any action brought against the other based on a claim that the information or the software supplied hereunder by the indemnifying party, infringes a United States patent, trademark or copyright, or constitutes appropriation of a United States based trade secret, and the indemnifying party will pay costs of the action (including reasonable attorney's fees) and any damages finally awarded against the other party or any users in such action; provided, however, that such defense and payments are conditioned upon the following: (i) the indemnifying party shall be notified promptly in writing by the other or any end user of the existence of any such claim; (ii) the indemnifying party have sole control of the defense of any action on such claim and all negotiations for its settlement or compromise; and (iii) no settlement or compromise may be finally executed without the prior written consent of the indemnifying party. If in the opinion of the indemnifying party, the material or software described herein is likely to become the subject of a claim of infringement of a United States patent, trademark or copyright, or appropriation of a United States trade secret, the other party or the end user shall permit the indemnifying party, at its option and expense, either (i) to procure the right to continue use of the information or software at issue; (ii) replace or modify such material so that it becomes non-infringing; or (iii) if
(i) or (ii) cannot reasonably be accomplished, to terminate this Agreement without further liability.

                 (ii) In no event shall either party have any liability to the other or to any end user under any claim described in this paragraph based upon the sale or use of information or any software supplied hereunder in combination with any other product, machine, software, device or equipment which is not approved by the indemnifying party, or results from any modifications or attempted modifications by the other party or the end user or failure by the other party or the end user to permit the indemnifying party to implement modifications, unless the indemnifying party shall have expressly consented to such action in writing.

              C. SUBSCRIBER shall, and hereby does, indemnify and hold harmless PA and The Associated Press and the Agencies from and against all claims, losses, liabilities and expenses arising out of or in connection with any acts of SUBSCRIBER, its agents, contractors or employees.


       VIII.  Warranty Disclaimer

              EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NEITHER PA NOR THE ASSOCIATED PRESS NOR THE AGENCIES MAKE ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING NO WARRANTY OF MERCHANTABILITY OR

FITNESS FOR ANY PURPOSE.


       IX.    Unauthorized Use

              If either party shall learn of an unauthorized transmission or receipt of items of information included in the Service, it shall by notice promptly and fully inform the other party of all facts known to it with respect to such unauthorized transmission or receipt. In any such case, SUBSCRIBER shall promptly conduct an investigation and shall keep PA fully and timely apprised of all facts learned by it and of all interim and final findings and conclusions it makes, as well as all steps SUBSCRIBER proposes to take to prevent recurrence of such unauthorized transmissions or receipts. Either party may, at its own expense, institute an action or proceeding to obtain any relief permitted in law or equity, or both, against any person so transmitting or receiving such information and, if any such action or proceeding be instituted, the other party shall cooperate in all respects reasonably requested by the party maintaining the suit.


       X.     Confidentiality

              A. During the term of this contract and for three years after termination, PA and SUBSCRIBER shall maintain in confidence and not disclose to third parties without the other's prior written consent, the information concerning Royalty Payments and Reports outlined in Paragraph IV of this Agreement or any other information labeled "Confidential" except for normal reporting to each party's parent corporation, if any. PA and SUBSCRIBER shall not disclose to unaffiliated third parties the specific terms of this Agreement.

              B. Notwithstanding the restrictions set forth in this Paragraph X., neither party hereto shall have any duty of confidentiality with respect to information or materials disclosed to it by the other party to the extent such information:

                     i) is or comes into the public domain through no fault of the receiving party hereunder;

                     ii) is legally obtained from third parties without binder of secrecy;

                     iii) was previously known to the party to whom such information is disclosed without binder of secrecy or is independently developed by such party; or

                     iv)    is required to be disclosed by valid legal process.


       XI.    General Provisions

              A. Neither party will be liable to the other for any delay or default in performing its respective obligations under this Agreement due to causes beyond its reasonable control. So long as any such failure continues, the party affected by conditions beyond its control will keep the other party fully informed at all times concerning the matters causing such delay or default and the prospects for their termination.

              B. Nothing in this Agreement shall be construed to constitute or appoint either party as the agent or representative of the other party for any purpose whatsoever, or to grant to either party any rights or authority to assume or create any obligation or responsibility, express or implied, for or on behalf of or in the name of the other, or to bind the other in any way or manner whatsoever.

              C. All notices required by this Agreement shall be sent in writing (by certified or registered mail, telex, overnight courier, facsimile or telegram) to PA and SUBSCRIBER at the following addresses:

If to PA:
Press Association, Inc.         and     Press Association, Inc.
50 Rockefeller Plaza                    50 Rockefeller Plaza
New York, New York 10020                New York, New York 10020
Attention: Treasurer                    Attention: Director, Licensing

If to SUBSCRIBER:
NewsReal Inc.
1199 North Fairfax
Alexandria, Virginia 22314
Attention:Chief Financial Officer

All notices shall be effective upon receipt. Either party may from time to time change its address as set forth above by notifying the other party of its new address in writing.

              D. No forbearance by either party in enforcing any of the provisions of this Agreement and no course of dealing between the parties shall operate to prejudice either party's rights to enforce such provisions or operate as a waiver of any of either party's rights hereunder.

              E. This Agreement shall be subject to all applicable present and future federal, state and local laws and regulations of the Federal Communications Commission and any other federal or state agency. Neither party shall be liable to the other for any failure to perform its obligations hereunder, except for payment of charges already owing, which results directly from such laws or regulations.

              F. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each party consents to the personal jurisdiction and venue of the State and Federal courts sitting in The City of New York.

              G. This Agreement may not be assigned by either party without the prior written consent of the other but shall, in the case of any permitted assignment, be binding upon the successors and assigns of both parties.

              H. The provisions hereof, including the attachments, and any written supplemental agreements hereto signed as of the date hereof constitute the entire agreement between the parties relating to the transactions contemplated herein and merge and supersede all prior discussions, agreements, and understandings of every kind and nature between them. No oral modifications or additions hereto shall be binding. Neither party shall be bound by any condition, definition, warranty or representation other than as expressly provided for in this Agreement or as may be duly set forth in a writing signed by an authorized officer of the party hereto which is to be bound thereby.

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


NEWSREAL INC.                           PRESS ASSOCIATION, INC.


/s/ JEFFREY P. MASSA                    /s/ THOMAS R. BRETTINGER
--------------------------------        --------------------------------


SVP Technology                          Director of Business Development
--------------------------------        --------------------------------
        (Title)                                 (Title)

23 MAR 98                                       3/27/98
--------------------------------        --------------------------------
        (Date)                                  (Date)